EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

by and between

VILLAGES AT SPRING HILL, L.P.,

a Tennessee limited partnership

(“Seller”)

and

STEADFAST ASSET HOLDINGS, INC.,

a California corporation

(“Buyer”)

11679284.5

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11.	COSTS	25
12.	CASUALTY OR CONDEMNATION	25
13.	ATTORNEYS’ FEES	27
14.	ASSIGNMENT	27
15.	WAIVER	27
16.	GOVERNING LAW	28
17.	NOTICES	28
18.	ENTIRE AGREEMENT	30
19.	COUNTERPARTS; COPIES	30
20.	AUTHORITY	30
21.	RECORD ACCESS AND RETENTION	31
22.	CONTRACT CONSIDERATION	31
23.	JURY TRIAL WAIVER	32
24.	COUNSEL	32
25.	equal participATiON	32
26.	CONFIDENTIALITY	32

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EXHIBITS

Exhibit “A”	Real Property Description
Exhibit “B”	Personal Property Description
Exhibit “C”	Due Diligence Documents
Exhibit “D”	Form of Deed
Exhibit “E”	Form of General Assignment
Exhibit “F”	Form of Bill of Sale
Exhibit “G”	Form of Non-Foreign Certificate
Exhibit “H”	Form of Tenant Notice

SCHEDULES

Schedule 1	Leases
Schedule 2	Contracts
Schedule 7.1.8	Litigation Schedule

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PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 7th day of April, 2014, by and between VILLAGES AT SPRING HILL, L.P., a  Tennessee limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:

RECITALS:

A. Seller is the fee owner of that certain land with a multi-family residential project commonly known as Villages at Spring Hill, consisting of 176 units situated thereon, located at 200 Kedron Parkway, Spring Hill, TN 37174 and more particularly described in Exhibit “A” attached hereto, together with all structures, improvements, machinery, fixtures and equipment affixed or attached to such land (collectively referred to herein as the “Real Property”).

B. Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such Real Property and related personal and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:

1. PURCHASE AND SALE.

1.1. Property.  Subject to and accordance with the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):

1.1.1. The Real Property;

1.1.2. All easements, licenses, interests, rights, privileges, tenements, hereditaments and appurtenances on or in any way appertaining to the Real Property, including, without limitation, all water and water rights;

1.1.3. All equipment, tools, machinery, materials, furniture, furnishings, supplies and other tangible personal property owned by Seller and located on or used exclusively in connection with or arising out of the ownership, management or operation of the Real Property (collectively, “Personal Property”); the Personal Property owned by Seller as of the date hereof is identified on Exhibit “B” attached hereto;

1.1.4. All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto 4

(collectively, “Leases”); the Leases in effect on the date of this Agreement are identified on the rent roll attached hereto as Schedule 1 (the “Rent Roll”);

1.1.5. Subject to Section 6.6 below, to the extent assignable, all service, maintenance, supply or other contracts relating to the leasing, advertising, management, operation, maintenance or repair of the Property in effect as of the date hereof (including without limitation all warranties and guarantees thereunder), which are identified on Schedule 2 attached hereto (collectively, “Contracts”);

1.1.6. To the extent assignable, all licenses, permits, certificates of occupancy and governmental approvals relating exclusively to the Property (collectively, “Approvals”) and any plans, specifications, studies, reports or surveys relating exclusively to the Real Property; and

1.1.7. To the extent assignable, all entitlements and intangible personal property in connection with or arising out of the design, construction, occupancy, use, management, operation, maintenance, repair or ownership of the Real Property, including, without limitation, trade names (including “Villages at Spring Hill” or derivatives thereof), websites, web domains and internet addresses, all phone number(s) for the Real Property, all fax number(s) for the Real Property and logos owned by Seller and used solely in connection therewith (collectively, the “Intangible Property”).

Included in the Property shall be any and all the foregoing items in which any affiliate of Seller has any right, title or interest, to the extent the same is used solely in connection with the Real Property unless otherwise expressly agreed to by Buyer; it being understood and agreed that Seller shall cause such affiliate to convey the same to Buyer at Closing.

Seller hereby confirms to Buyer that no vehicles are included in the Personal Property, and that no material Personal Property or Contracts are held in the name of Seller’s property manager or any affiliate of Seller except as specifically noted on Exhibit “B” or Schedule 2, as applicable.

1.2. No Warranty.  THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT.  THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DEED AND THE OTHER DOCUMENTS DELIVERED BY BUYER AND/OR SELLER AT CLOSING.  FOR AVOIDANCE OF DOUBT, TO THE EXTENT THAT SELLER OR PROPERTY MANAGER PROVIDES THE BUYER WITH THE REIT PROPERTY SERVICES QUESTIONNAIRE REQUESTED ON EXHIBIT C, THE INFORMATION CONTAINED THEREIN IS NOT INTENDED TO, AND EXPRESSLY WILL NOT, CONSTITUTE A REPRESENTATION OR WARRANTY BY SELLER OR THE PROPERTY MANAGER WITH REGARD TO THE PROPERTY OR THE CONTENTS THEREOF, IT BEING UNDERSTOOD THAT SUCH QUESTIONNAIRE IS BEING PROVIDED MERELY AS AN ACCOMMODATION TO BUYER, WITHOUT

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REPRESENTATION OR WARRANTY REGARDING THE ACCURACY OF SUCH INFORMATION. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DEED AND OTHER DOCUMENTS DELIVERED AT CLOSING, THE PROPERTY, THE LEASES AND THE CONTRACTS WILL BE PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT FOR REPRESENTATIONS EXPRESSLY PROVIDED IN THIS AGREEMENT AND IN THE DEED AND OTHER DOCUMENTS DELIVERED AT CLOSING) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH.  BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT OR IN THE DEED OR IN THE OTHER DOCUMENTS DELIVERED AT CLOSING, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER (INCLUDING PROPERTY MANAGER AND ITS EMPLOYEES) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED.

2. PURCHASE PRICE.

The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be FOURTEEN MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($14,200,000.00), payable all in cash.

3. PAYMENT OF PURCHASE PRICE.

The Purchase Price shall be paid as follows:

3.1. Deposit.  As part of the Opening of Escrow (as defined below), Buyer shall deliver to First American Title Insurance Company (“Escrow Holder”), which has an address of 414 Union Street, Suite 1205, Nashville, Tennessee 37219, Attn: Susan Felts, the sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit.  In addition, if the Agreement has not been terminated pursuant to Sections 6.3, 6.4 or 12 below, Buyer shall deposit with Escrow Holder an additional sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS

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($100,000.00) (“Additional Deposit”) in immediately available funds within two (2) Business Days after the expiration of the Due Diligence Period (as hereinafter defined).  The Initial Deposit, the Additional Deposit, the Extension Deposit (as hereinafter defined), if any, and all interest earned on any of the foregoing, shall be collectively referred to in this Agreement as the “Deposit”.  Escrow Holder shall place the Deposit in one or more government insured interest-bearing accounts satisfactory to Seller and Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Deposit with any funds of Escrow Holder or any other person or entity.  If the transaction closes in accordance with the terms of this Agreement, the Deposit shall be delivered by the Escrow Holder to Seller as part payment of the Purchase Price with credit for such amount given to Buyer on the Settlement Statement (as defined below).  The Deposit shall be returned to Buyer if (y) Buyer elects to terminate this Agreement in accordance with Section 6.5 or Section 12 below or (z) Escrow fails to close due to (i) Seller’s breach of this Agreement, or (ii) the failure of a condition to close under Section 4.2 (other than a failure of Buyer to deliver funds or instruments under Section 4.2.2, a breach by Buyer under Section 4.2.4 or 4.2.5, or a action against Buyer under Section 4.2.6); otherwise, the Deposit shall be deemed earned by and released to Seller pursuant to Section 3.3 below if the Agreement terminates for any other reason.  In the event of a termination of this Agreement by either Seller or Buyer for any reason other than pursuant to Section 6.5, Escrow Holder is authorized to deliver the Deposit to the party hereto entitled to same pursuant to the terms hereof on or before the fifth (5th) Business Day following receipt by Escrow Holder and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Holder, in good faith, that it disputes the right of the other party to receive the Deposit.  In such event, Escrow Holder may either disburse the Deposit in accordance with a jointly executed instruction letter from Seller and Buyer or, if no such instruction letter is received within five  (5) Business Days after the Escrow Holder’s receipt of the original letter identifying the dispute, interplead the Deposit into a court of competent jurisdiction in the county in which Escrow Holder is located.  All attorneys’ fees and costs and Escrow Holder’s costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Deposit, or if the Deposit is distributed in part to both parties, then in the inverse proportion of such distribution.  As used in this Agreement, “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in the state in which the Property is located.

3.2. Remainder of Purchase Price.  On or before the Closing Date, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or prorations under this Agreement.

3.3. Buyer Default; Liquidated Damages.  SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT (AFTER WRITTEN NOTICE FROM SELLER AND TEN (10) DAYS TO CURE), AND SELLER IS NOT IN MATERIAL DEFAULT HEREUNDER EXCEPT WITH RESPECT TO BUYER’S OBLIGATION TO DELIVER THE PURCHASE PRICE TO ESCROW HOLDER, FOR WHICH NO NOTICE OR CURE SHALL BE

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AVAILABLE), THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT SHALL BE PAID TO SELLER PURSUANT TO THE TERMS OF THIS AGREEMENT UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY, AT WHICH TIME THIS AGREEMENT SHALL BE NULL AND VOID AND NEITHER PARTY SHALL HAVE ANY RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT EXCEPT THOSE THAT EXPRESSLY SURVIVE TERMINATION.  SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY.

SELLER’S INITIALS: LAA	BUYER’S INITIALS: ADR

3.4. Seller Default; Specific Performance.  If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise materially defaults on its obligations hereunder at or prior to Closing for any reason except failure by Buyer to perform hereunder  or materially breaches any representation or warranty in this Agreement, and such default or breach has not been cured within ten (10) days after written notice thereof has been delivered to Seller and Buyer is not in material default hereunder (except no notice or cure period shall apply if Seller fails to deliver the executed Settlement Statement and Closing Documents on the Closing Date), Buyer may,  (a) terminate this Agreement by giving Seller timely written notice of such termination prior to or at Closing and recover the Deposit and any and all Buyer’s Costs (as hereinafter defined) incurred as of the date of such termination, in which event this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement except those that expressly survive termination, (b) enforce specific performance to consummate the sale of the Property hereunder, provided an action is filed within thirty (30) days after Buyer notifies Seller of such default,  or (c) waive said default or breach and proceed to Closing without any reduction in the Purchase Price.  Buyer’s remedies shall be limited to those described in this Section 3.4 and Section 13.  If, however, the equitable remedy of specific performance is not available, Buyer may seek to recover from Seller Buyer’s Costs (as defined herein), which shall not exceed an amount equal to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) unless Buyer has deposited the Additional Deposit, in which event said amount shall be increased to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).  For purposes of this Agreement, “Buyer’s Costs” shall mean the actual expenses incurred by Buyer and paid (A) to Buyer’s attorneys (including in-house attorneys) in connection with the negotiation of this Agreement or the proposed purchase of the Property, (B) to third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Section 6 and (C) to any potential lender in connection with any proposed financing of the Property.

4. ESCROW INSTRUCTIONS.

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4.1. Opening of Escrow.  Within one  (1) Business Day after the mutual execution and delivery of this Agreement, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof by (i) Buyer delivering to Escrow Holder the Initial Deposit and (ii) Buyer and Seller delivering to Escrow Holder their respective executed counterparts of this Agreement (collectively, the “Opening of Escrow”).  Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 17 of this Agreement.  This Agreement shall be countersigned by Escrow Holder and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such reasonable additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof.

4.2. Conditions to Close.  Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:

4.2.1. Intentionally omitted.

4.2.2. All funds and instruments described in Sections 3 and 10 have been delivered to Escrow Holder, and  both Seller and Buyer have approved, executed and delivered a settlement statement reflecting the Purchase Price, all prorations, and all closing costs as required under this Agreement (the “Settlement Statement”).

4.2.3. The title department of Escrow Holder is irrevocably committed to issue an ALTA 2006 extended owner’s policy of title insurance, in form and content acceptable to Buyer, insuring Buyer’s fee simple title to the Real Property in an amount equal to the Purchase Price subject only to the Permitted Exceptions (as hereinafter defined) and subject to no conditions other than payment of the applicable premium therefor.

4.2.4. Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.

4.2.5. Seller’s and Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date.

4.2.6. There shall exist no pending or threatened (in writing) actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.

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4.3. Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 4.2 above, Escrow Holder shall transfer the Property as follows:

4.3.1. Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property (subject to applicable prorations and adjustments as provided herein) to (i) Seller by wire transfer pursuant to instructions to be delivered by Seller to Escrow Holder, (ii) for closing costs, to the party entitled thereto, and (iii) any remainder to Buyer, all as set forth in the Settlement Statement;

4.3.2. Cause the Deed (as such term is hereinafter defined) to be recorded with the Register’s Office of Maury County, Tennessee; and

4.3.3. Deliver to the parties entitled thereto the other Closing Documents (as hereinafter defined).

5. CLOSING.

5.1. Generally.  Escrow shall close at such time as the Escrow Holder is otherwise prepared to record the Deed and all the conditions associated with the recording of the Deed have been satisfied in accordance with the provisions of this Agreement (“Date of Closing”, “Closing Date”, “Closing” or “Close of Escrow”).  The Close of Escrow shall occur on a date selected by Buyer and reasonably acceptable to Seller, but in no event later than May 30, 2014 (“Outside Closing Date”) at the office of Escrow Holder (or such other location as may be mutually agreed upon by Seller and Buyer), unless otherwise extended (i) by operation of Sections 5.2, 6.3, 12 or 21 below, or (ii) by written agreement between Buyer and Seller.    The foregoing notwithstanding, the parties shall not be required to physically attend Closing, it being understood that the Close of Escrow can proceed on the basis of written instructions to the Escrow Holder.

5.2. Extension Option.  Notwithstanding Section 5.1 above and subject to the provisions of Section 5.3 below, Buyer shall have the option (“Extension Option”) to extend the Outside Closing Date to June 30, 2014 (“Extended Outside Closing Date”), in Buyer’s sole and absolute discretion, by providing written notice to Seller of such election at least five (5) days prior to the Outside Closing Date. If the Extension Option is exercised, on  or before the Outside Closing Date, Buyer shall deposit with Escrow Holder an additional sum of ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00) (“Extension Deposit”) in immediately available funds; it being understood and agreed that Buyer’s failure to do so will result in an immediate termination of this Agreement on the Outside Closing Date with no right of cure, in which event this Agreement shall be null and void except for those provisions that expressly survive termination.

5.3. Existing Loan.  Buyer acknowledges that the Property is subject to an existing loan (the “Existing Loan”) financed by the United States Department of Housing and Urban Development (“HUD”) and serviced by Greystone Funding Corporation (“Servicer”).  Seller’s ability to prepay the Existing Loan is currently subject to the approval of HUD and certain conditions including the obligation to provide not less than thirty (30) days prior written notice of intent to prepay, and requiring that any prepayment be made only as of the last day of a month.

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Buyer agrees to provide Seller with Buyer’s selected Closing Date, pursuant to Section 5.1 above, which date must be not less than forty  (40) days following the date of such notice and sent to Seller and its counsel via email not later than 3 p.m. Central time; provided, however that Buyer shall have the right to revoke such notice at any time and for any reason prior to the expiration of the Due Diligence Period.  Seller agrees to provide notice to HUD and Servicer of its intent to prepay the loan as of the Closing Date on the same day that Seller receives the notice in the prior sentence from Buyer.  If Buyer fails to close on the Closing Date selected by Buyer hereunder and has not revoked its notice as and when permitted above, Seller shall have all its rights and remedies under Section 3.3 hereof.  Additionally, if the Closing Date selected by Buyer is not the last day of a month, Buyer shall pay to Seller, in addition to the Purchase Price, all interest accruing on the Existing Loan between the Closing Date and the last day of the month within which Closing occurs, and, if and to the extent specified in writing to Buyer by Seller on or before the date on which Buyer gives to Seller its notice of the Closing Date under this Section 5.3, all amounts required by HUD or Servicer to be paid to accommodate a Closing on such Closing Date including.

Buyer acknowledges that its right to extend the Closing pursuant to the Extension Option set forth in Section 5.2 hereof is subject to Seller’s ability to extend the prepayment date for the Existing Loan to the Extended Outside Closing Date.  Seller will use good faith commercially reasonable efforts to obtain the approval of HUD and/or Servicer to prepay the loan on the Extended Outside Closing Date, but shall have no liability in the event it is unable to do so, in which event, Buyer’s Extension Option shall be inapplicable, and the Closing shall be held on the Closing Date.

6. BUYER’S REVIEW.

6.1. Delivery of Documents.  Within three (3) Business Days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer (in electronic format to the extent feasible), or, with respect to the items that are difficult or costly to copy (due to size or volume), make available to Buyer at the Property, the due diligence materials regarding the Property listed on Exhibit “C” attached hereto, and, promptly following written request therefore, such other items as are reasonably requested from time to time by Buyer and are customarily provided in similar transactions (collectively, the “Seller Deliveries”) all to the extent such Seller Deliveries are in Seller’s or Seller’s property manager’s possession or reasonable control.  Seller hereby acknowledges and agrees that the following are in the possession of or reasonable control of Seller or Seller’s property manager and will be provided as required in the previous sentence:  monthly operating statements (year-to-date and 3-year historical); year-end financial statements, audited if available (past 3 years); general ledger (year-to-date and 3-year historical); copies of all Leases (made available at the Property only); and copies of all pleadings, notices, filings and similar non-privileged materials in connection with the Litigation.    Notwithstanding the foregoing, copies of all existing resident leases (the “Leases”) will not be delivered to Buyer, but may be reviewed and copied by Buyer at the property management office located at the Property.

6.2. Access.  Commencing upon the execution of this Agreement by Buyer and Seller, Seller shall permit (or cause to be permitted) Buyer or Buyer’s agents, employees, contractors, lenders and representatives upon no less than 48 hours’ notice access to the Property for purposes of any non-intrusive physical or environmental test, study or inspection of the Property and, to the extent copies are not provided to Buyer by Seller pursuant to Section 6.1,

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review and copying of Seller’s books and records relating to the Property and any of the documents described in Section 6.1 above, and other matters necessary in the discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof (provided that the foregoing shall not expand Seller’s obligations under Section 6.1 above or any other provision of this Agreement).  Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s consent (which may be via electronic mail, but without requirement for concurrent overnight delivery) as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed.    Prior to any entry Buyer shall notify (which may be via electronic mail, but without requirement for concurrent overnight delivery) Seller at least 48 hours in advance and Seller shall have the right to have a representative of Seller present during any entry onto the Property by Buyer.  Buyer shall not contact any tenant of the Property without the prior written approval of Seller.  In the event that Seller does consent to Buyer’s contact with any tenant of the Property, Seller shall have the right to have a representative of Seller present during any such interview.  Prior to any entry onto the Property for purposes of inspection or testing (as opposed to solely for review of materials), Buyer shall provide Seller with evidence that Buyer maintains: (a) commercial general liability insurance coverage of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, (b) commercial automobile insurance coverage of not less than One Million Dollars ($1,000,000.00) per occurrence which shall cover liability arising in connection with any automobile at the Property (including owned, hired and non-owned automobiles), and (c) workers’ compensation insurance as required by statute in the state where the Property is located and employer’s liability insurance of not less than Five Hundred Thousand Dollars ($500,000.00) per accident.  With respect to the coverages required by subsections (a) and (b) immediately preceding, Seller and Commonwealth Development Group shall be named as additional insureds.  Such insurance coverage shall (i) be issued by an insurance company authorized to issue insurance in the state where the Real Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Seller shall be excess and noncontributory, and (iii) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims as respects any potential claim by Seller against Buyer.  The insurance certificate required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Seller except in the event this Agreement is terminated.

6.3. Title and Survey.

6.3.1. Within one (1) Business Day after the Opening of Escrow, Seller shall cause Escrow Holder to issue to Buyer a current commitment for an owner’s policy of title insurance in the amount of the Purchase Price on an ALTA 2006 form together with copies of all documents of record referenced therein (collectively, the “Title Commitment”).  Buyer shall have twenty (20) days following its receipt of the Title Commitment and any existing survey provided to Buyer by Seller (“Title Objection Period”) in which to notify Seller in writing of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”).  All objections raised by Buyer in the manner herein provided are hereafter called “Objections.”  Subject to the limitations set forth in the penultimate sentence of this Section 6.3.1, Seller shall have ten (10) days after receipt of Buyer’s Title Objection Notice in which to elect, by written notice to Buyer, to either (i) cure Buyer’s objections,

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or (ii) not to cure Buyer’s Objections (“Seller’s Cure Period”).  Seller shall have no obligation whatsoever to cure or attempt to cure any of Buyer’s Objections except as provided in the penultimate sentence of this Section 6.3.1.  In the event Seller fails to provide such written notice of its election to proceed under either clause (i) or (ii) above, Seller shall be deemed to have elected clause (ii) above.  In the event Seller is unable to remedy or cause the removal of any Objections (or agree irrevocably to do so at or prior to Closing) within Seller’s Cure Period, then Buyer, within five (5) days after the expiration of Seller’s Cure Period (“Buyer’s Termination Period”), shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, at which time Escrow Holder shall return the Deposit to Buyer and the parties shall have no further rights, liabilities, or obligations under this Agreement (other than those that expressly survive termination), or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above.  If Seller does not timely receive notice of Buyer’s election to terminate under this Section, Buyer will be deemed to have waived the uncured Objections.  Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period, Seller’s Cure Period or Buyer’s Termination Period, as applicable, from a supplemental title commitment or update issued subsequent to the date of the original Title Commitment which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 6.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that Buyer’s Title Objection Period, Seller’s Cure Period and Buyer’s Termination Period for any New Title Matters shall be five (5) Business Days each.  If such additional time periods would otherwise extend pas the Outside Closing Date, then the Outside Closing Date shall be delayed on a day-for-day basis in order to provide such additional time periods.  Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to cure title Objections except (i) financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens, (ii) any exceptions or encumbrances to title which are created by, under or through Seller after the date of the Title Commitment without Buyer’s consent, and (iii) any Objections which Seller has specifically agreed, in writing, to cure.  The term “Permitted Exceptions” shall mean: the specific exceptions in the Title Commitment approved by Buyer; other exceptions to which Buyer has not raised an Objection as provided herein or has subsequently waived such Objection in writing and that Seller is not required to remove as provided above; real estate taxes not yet due and payable; and rights of tenants (as tenants only) under the Leases, the standard printed exceptions, stipulations and exclusions from coverage contained in the standard ALTA form of owner’s policy of title insurance in use in Tennessee which cannot be removed by the performance of Seller’s obligations under this Agreement and any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any governmental agency.

6.3.2. Within one (1) Business Day after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control.  Buyer, at its sole cost and expense, may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property (either, the "Survey") as necessary in order for the

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title department of Escrow Holder to delete the general survey exception from title or to otherwise satisfy Buyer’s objectives.

6.4. Buyer’s Due Diligence.  Subject to Section 21 below, Buyer shall have thirty (30) days from and after the Opening of Escrow (“Due Diligence Period”) to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property.  If, during the Due Diligence Period, Buyer determines in Buyer’s sole and absolute discretion that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement.  Buyer’s failure to terminate this Agreement within the Due Diligence Period shall be conclusively deemed a waiver by Buyer of the termination right contained in this Section 6.4.  Except to the extent arising out of the negligence or willful misconduct of Seller or Seller’s contractors, employees, representatives or agents, Buyer agrees to indemnify and hold Seller harmless and defend Seller from and against any claims, liabilities, liens, cause of action, expenses, costs, or damages (including reasonable attorneys’ fees and personal injury claims but expressly excluding punitive, special, consequential or incidental damages) resulting from the inspection of the Property prior to the Closing Date by Buyer or Buyer’s contractors, employees, representatives, or agents; provided, however, that Buyer shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the Property.  In the event this Agreement is terminated for any reason, Buyer shall promptly restore the Property to the extent of any physical change or damage made as a result of the conduct of any inspection or investigation of the Property by Buyer or Buyer’s agents, representatives or contractors to substantially the same condition that existed immediately prior to Buyer’s inspection and investigation, to the extent permitted by applicable law.  Any provision to the contrary herein notwithstanding, the provisions of the previous two sentences shall survive termination of this Agreement for any reason for a period of (a) three (3) months with respect to the repair obligation above, any other claim of Seller unrelated to a claim of a third party unaffiliated with Seller, or any claim of Seller relating to a claim made by a third party unaffiliated with Seller of which Seller first becomes aware prior to the expiration of said three month period, or (b) one (1) year with respect to any claim of Seller relating to a claim made by a third party unaffiliated with Seller of which Seller first becomes aware after the expiration of said three month period; provided however that if Seller shall have provided written notice to Buyer with reasonable detail of a specified claim that Buyer is responsible for hereunder within the applicable period, then such period shall be extended until such claim is resolved.

6.5. Buyer’s Termination Right.  If Buyer exercises the right to terminate this Agreement in accordance with Sections 6.3 (including without limitation for any New Title Matter) or 6.4 hereof, this Agreement shall terminate as of the date the termination notice is given by Buyer at which time this Agreement shall be null and void and neither party shall have any further rights of obligations under this Agreement (except as to such matters that are expressly specified to survive the termination of this Agreement), and Escrow Holder shall return the Deposit to Buyer  If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 6.3 or Section 6.4 hereof, Buyer shall deposit with Escrow Holder the Additional Deposit pursuant to Section 3.1 and this Agreement shall continue in full force and effect and the Deposit shall become non-refundable except as provided in Section 3.1 above.

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6.6. Contracts.  On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the Contracts Buyer elects to assume at Closing, in Buyer’s sole and absolute discretion.  Seller shall notify the vendors under those Contract(s) which Buyer has not agreed to assume and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing. Seller shall cooperate with Buyer, both before and after the Close of Escrow, to obtain any approvals or consents required to assign any Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required.  If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller’s name.  Seller’s obligations under this Section 6.6 shall survive the Close of Escrow.  Notwithstanding anything contained herein, Buyer shall be obligated to assume any Contracts that cannot be terminated without the payment of a contractually required prepayment or terminate fee unless Buyer pays such fee at Closing.

7. REPRESENTATIONS AND WARRANTIES.

7.1. Seller’s Representations and Warranties.  The representations, warranties and covenants of Seller in this Section 7.1 are a material inducement for Buyer to enter into this Agreement.  Buyer would not purchase the Property without such representations, warranties and covenants of Seller.  Such representations, warranties and covenants shall survive the Closing for nine (9) months.  Seller represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

7.1.1. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee and duly qualified to transact business and in good standing in the State in which the Real Property is located.  Seller has full power and authority to enter into this Agreement and to perform this Agreement.  The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained.  This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement.

7.1.2. All of the Personal Property is described in Exhibit “B” attached hereto, which is a materially accurate and materially complete list of all tangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property.  All of the Personal Property is located at the Real Property.

7.1.3. All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases.  All of the Contracts are described in Schedule 2 attached hereto, which is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property.  To Seller’s knowledge, Seller has (and can convey at Closing) good title to the Leases and the Contracts, free

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and clear of all matters of public record or other items contained in the Seller Deliveries, and other than the Permitted Exceptions.

7.1.4. The Rent Roll is accurate and complete in all material respects.  Except as set forth on the Rent Roll, to the knowledge of Seller, the Leases are in full force and effect, have not been amended or modified.  To the knowledge of Seller, Seller has received no written notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases that is not included in the Seller Deliveries.  Notwithstanding anything in this Agreement to the contrary, Seller does not covenant or represent that tenants under the Leases will not be in default under their respective Leases, and the existence of any default by any tenant under its Lease shall not affect the obligations of Buyer hereunder.

7.1.5. Seller has received no written notice from any third party of any currently existing latent or other material defect in the improvements to the Real Property or any material component thereof (including the roof and foundation), or the mechanical, electrical, plumbing and life safety systems, that has not been included in the Seller Deliveries.

7.1.6. Seller has received no written notice from any third party that the Property or the use and occupancy thereof are not currently in material compliance with all applicable laws, statutes, rules, regulations and ordinances, and all material covenants, conditions and restrictions applicable to the Real Property.  Seller has received no written notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction that has not been cured/corrected that has not been included in the Seller Deliveries.

7.1.7. To Seller’s knowledge and except as set forth in the Seller’s Deliveries, there are no Hazardous Substances (as defined below) present in, on or under the Real Property, and to Seller’s knowledge and except as set forth in the Seller’s Deliveries, there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property in violation of Environmental Laws (as defined below).  Seller has never used the Real Property or any part thereof, and to Seller’s knowledge has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances in violation of applicable Environmental Laws.  To Seller’s knowledge and except as set forth in the Seller’s Deliveries, no underground storage tanks of any kind are located in the Real Property.  Seller shall not be deemed to have breached the foregoing representations and warranties with respect to the safe and lawful use and storage by Seller, any tenant or any other person of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Property, and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws (collectively, "Lawful Substances"). As used in this Agreement, the following definitions shall apply:  “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time,

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in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act.  “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.  “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

7.1.8. Except for the matters (collectively, the “Litigation”) described on Schedule 7.1.8 (the “Litigation Schedule”), there is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending (including, without limitation, involving the federal Department of Housing and Urban Development or the Americans with Disabilities Act of 1990, as amended, or any other law, rule or regulation governing access by disabled persons) or, to Seller’s knowledge, threatened against Seller or relating to the Property or any part thereof.  Neither Seller nor any affiliate thereof or property manager on Seller’s behalf has commenced any legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes, and to Seller’s knowledge no other party has commenced or threatened in writing to commence such an action.

7.1.9. Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.

7.1.10. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

7.1.11. Except for Miller Harris of William Kirkland Company and Fernwood Real Estate (collectively, the “Broker”), Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.

7.1.12. Seller is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 17 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or  (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).

7.1.13. Neither Seller nor, to Seller’s knowledge, any previous owner of the Property has sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except as otherwise expressly set forth in the Title Commitment.

7.1.14. To Seller’s knowledge, the Seller Deliveries delivered to Buyer are complete copies of the documents in Seller’s or it property manager’s possession or reasonable control, and are the documents used and relied upon by Seller in its ownership and operation of the Property.

All references in this Section 7.1 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge (without independent investigation or inquiry) of Larry Atema,  the Assistant Secretary of the General Partner of Seller and Kathy Coggin, the Executive Vice President of Seller’s property manager, and shall not be construed to refer to the knowledge of any other employee, officer, director, member, shareholder or agent of Seller, Seller’s property manager or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge.  Seller hereby affirms that Larry Atema and Kathy Coggin are reasonably familiar with and have substantial knowledge of the facts regarding the Property, its condition, and its historical performance during the period of the Seller’s ownership thereof.  Nothing in this Section 7.1 or the remainder of this Agreement shall give rise to any personal liability to the foregoing named individuals.

7.2. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows (which representations, warranties and covenants shall survive the Closing for one (1) year):

7.2.1. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.

7.2.2. Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby.  This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.

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7.2.3. Buyer is not any of the following:  (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or  (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).

7.2.4. Except for Broker, Buyer has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the purchase of the Property or this Agreement.

7.3. RELEASE.  BUYER REPRESENTS TO SELLER THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED HEREIN AND IN ANY DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, BUYER WILL RELY SOLELY UPON ITS OWN INVESTIGATIONS OF THE PROPERTY (AS BUYER DEEMS NECESSARY) AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO.  UPON CLOSING, SUBJECT TO THE EXPRESS OBLIGATIONS OF SELLER UNDER THIS AGREEMENT (INCLUDING INDEMNIFICATION OBLIGATIONS EXPRESSLY PROVIDED HEREUNDER) AND THE DOCUMENTS SELLER DELIVERS TO BUYER AT CLOSING, BUYER SHALL BE DEEMED TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF TENNESSEE OR ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER MATTERS REGARDING THE PROPERTY.  THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE AND OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE OF SELLER.

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IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO BUYER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY BUYER IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND SELLER’S AFFILIATES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES SUBJECT TO THE LIMITATIONS AND CONDITIONS IN, AND IN ACCORDANCE WITH, THE TERMS OF THE PRIOR PARAGRAPH.

BUYER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 7.3 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY BUYER AGAINST SELLER FOR (I) A BREACH BY SELLER OF A REPRESENTATION OR WARRANTY EXPRESSLY SET FORTH IN SECTION 7 OF THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY SELLER TO BUYER AT CLOSING OR (II) ANY EXPRESS INDEMNIFICATION OBLIGATION OF SELLER HEREUNDER THAT EXPRESSLY SURVIVES CLOSING.

8. COVENANTS.

8.1. Seller. Seller covenants and agrees with Buyer as follows:

8.1.1. Between the date of this Agreement and the Closing Date, unless terminated earlier by either Seller or Buyer pursuant to the terms of this Agreement, notwithstanding the provisions of Section 8.1.2 below, Seller shall not enter into any new  Lease for a term of less than 6 months or more than 1 year, and Seller shall not enter into Contracts for goods or services without the approval of Buyer if such Contracts are terminable upon more than thirty (30) days’ notice or with payment of a penalty or fee.

8.1.2. Between the date of this Agreement and the Closing Date, Seller shall (a) lease, manage, operate, maintain and repair the Real Property and the Personal Property in its ordinary course of business in accordance with Seller’s current leasing, management, operating, maintenance and repair practices in effect as of the date hereof (provided, that such obligation shall not include incurring any capital expenditures except to the extent that the Property is unable to operate without such expenditure; it being expressly understood and agreed however that making units “rent ready”, including without limitation, replacing carpet and/or appliances, shall not be deemed a capital expenditure hereunder and Seller shall continue to make units “rent ready” in its ordinary course of business), and (b) promptly give Buyer copies of all written notices received by Seller asserting any breach or default under, and perform when due all of Seller’s material obligations under, the Leases or the Contracts or any violation of the Approvals, Permitted Exceptions or any covenants, conditions, restrictions, laws, statutes, rules,

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regulations or ordinances applicable to the Real Property or the Personal Property.  Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (ii) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; or (iii) fail to pay when due and payable all taxes and other public charges assessed against the Real Property or Seller.  Between the date of this Agreement and the Closing Date, Seller shall keep in force its current property insurance covering the Real Property.

8.1.3. Between the date of this Agreement and the Closing Date, promptly after Seller obtains any written information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question.  Between the date of this Agreement and the Closing Date, Seller shall promptly furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.  Seller shall not be deemed to have breached the foregoing covenants with respect to Lawful Substances.

8.1.4. Intentionally omitted.

8.1.5. Between the date of this Agreement and the Closing Date, Seller shall promptly (i) notify Buyer in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property that is instituted after the date hereof, other than eviction or unlawful detainer actions that will be completed prior to Closing, (ii) provide to Buyer copies of any Leases or Contracts entered into after the date hereof and any documents or materials received by Seller from and after the date hereof that would have been included in Seller Deliveries if received by Seller prior to such date, (iii) within two (2) Business Days after Seller’s receipt of request therefor, provide to Buyer an updated Rent Roll with all information concerning the Leases updated through the date that is one (1) Business Day before the date that the updated Rent Roll is delivered to Buyer, and (iv) deliver to Buyer copies of all pleadings, notices, filings and similar non-privileged materials given or received after the date hereof in connection with the Litigation and respond to such questions and requests as Buyer may reasonably make In connection therewith.

8.1.6. Between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Property or any part thereof or interest therein except for normal course of business replacements of Personal Property.

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8.1.7. Intentionally omitted.

8.1.8. Seller shall pay all commissions, fees and expenses due to Broker in respect of the sale of the Property to Buyer or this Agreement.  Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby.  The terms of this Section 8.1.8 shall survive Closing.

8.1.9. Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of its formation during the period commencing on the date of this Agreement through December 31, 2014; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the date such claim has been satisfactorily resolved in Buyer’s reasonable discretion.

Seller hereby acknowledges that Buyer shall have the right to pursue any claim against Seller with respect to, and Seller shall remain liable to Buyer for, any of the following that is first discovered by Buyer on or after Closing: (i) breach by Seller of any representation or warranty in in this Agreement any material respect or (ii) breach by Seller of any covenant or other obligation under this Agreement in any material respect.  Any such claim made by Buyer must be made within nine (9) months after the Closing or termination or shall automatically be null, void and of no force or effect whatsoever.  The provisions of this paragraph shall survive Closing.

8.2. Buyer. Buyer covenants and agrees with Seller as follows:

8.2.1. Intentionally omitted.

8.2.2. Intentionally omitted.

8.2.3. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Buyer in connection with this Agreement or the consummation of the transaction contemplated hereby, other than Broker.   The terms of this Section 8.2.3 shall survive Closing.

9. ADJUSTMENTS AND PRORATIONS.

9.1. Generally.  All taxes (including, without limitation, real estate taxes and personal property taxes), collected rents, laundry income, fees, rents and other income paid under any cable contracts Buyer elects to assume pursuant to Section 6.6 above (including, without limitation, any amounts paid on or about execution of the applicable contract for rights and privileges provided over the term of the applicable contract), parking income, furniture rental, charges for utilities (including water, sewer, gas, and fuel oil) and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated as of 11:59 p.m. the day immediately

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preceding the Date of Closing (the “Proration Date”).  If the amount of any such items is not known on the Proration Date, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained.   Any deposits on utilities paid by Seller shall be returned to Seller.  On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer.

9.2. Rental Income.  Rental income from the Property (including, without limitation, laundry income, late fees and charges, and all other payments received from tenants under or in connection with the Leases) shall be prorated as of the Proration Date.  Non-delinquent rents shall be prorated as of the Proration Date.  Rents delinquent as of the Proration Date (i.e., rents that are due and owing after the expiration of any applicable grace period or, if no grace period is provided, after the date such rents are due), but collected later, shall be prorated as of the Proration Date when collected. Rents collected after the Proration Date from tenants whose rental was delinquent at the Proration Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent as of the Proration Date.  Rents collected after the Proration Date to which Seller is entitled shall be promptly paid to Seller.  For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Proration Date with no obligation to incur any expenses or commence litigation to collect such rents.  Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Proration Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property.  With respect to unapplied security deposits, if any, made by tenants at the Property, Buyer shall receive credit therefor at Closing.  Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing.

9.3. RUBS.  Within ninety (90) days after the Closing Date, all reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases for periods prior to Closing (“RUBS”), if received by Buyer, shall be remitted by Buyer to Seller.  Thereafter, Buyer shall have no obligation to remit RUBS income to Seller.

9.4. Proration Period.  If any of the items subject to proration hereunder cannot be prorated as of the Proration Date because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations as of the Proration Date are discovered subsequent to the Close of Escrow, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed within thirty (30) days after such party’s receipt of written demand therefor. This covenant shall survive the Closing of the sale contemplated hereby for a period of one (1) year with respect to tax prorations and ninety (90) days with respect to all other prorations, and shall then terminate.

9.5. Rent Ready Adjustments.  Not more than forty-eight (48) hours prior to Close of Escrow (“Walk Though Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to

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determine whether such unoccupied rental units are in “rent ready” condition.  With respect to any rental unit that is vacated either (a) on or before five (5) days prior to Close of Escrow that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $750.00 per unit.  As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.  Nothing contained in this Section 9.5 shall be construed as limiting Buyer’s rights and Seller’s obligations under the other provisions of this Agreement.

10. CLOSING DOCUMENTS.

10.1. Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following:

10.1.1. Deed. A special warranty deed with respect to the Real Property, in the form of attached Exhibit “D” (the “Deed”), subject only to the Permitted Exceptions;

10.1.2. Assignment and Assumption of Leases, Contracts and Approvals.  An assignment of all of Seller’s right, title and interest in and to the Leases, Contracts and Approvals in the form of attached Exhibit “E” (“General Assignment”);

10.1.3. Bill of Sale.  A bill of sale in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property and the Intangible Property;

10.1.4. Non-Foreign Certificate.  A certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), in the form of attached Exhibit “G”; and

10.1.5. Tenant Notices.  Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”,  as may be modified at the reasonable request of Buyer to conform to the requirements of applicable law.

10.1.6. Affidavit(s).  An affidavit(s) as to construction, debts, liens and parties in possession in the form customarily used by Escrow Holder, certified to Buyer and Escrow Holder, identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Buyer) that may affect the Property after the Closing Date.

10.1.7. Gap Indemnity. A gap indemnity in the form customarily used by and approved by Escrow Holder.

10.1.8. Rent Roll.  An updated Rent Roll, in the same form and with the same categories of information as on the initial Rent Roll, with all information concerning the Leases updated through the Proration Date.

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10.2. Buyer’s Deliveries.  Conditioned upon performance by Seller hereunder, Buyer shall deliver the Purchase Price and execute and deliver to Escrow Holder prior to Closing the General Assignment and the Deed.

10.3. Other Closing Documents.  Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual and customary closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request, and such conveyancing or transfer tax forms or returns, if any, as are required to be delivered by Seller or Buyer under applicable state or local law in connection with the conveyance of the Real Property.  Each party shall deliver any additional documents that the other party or Escrow Holder may reasonably require for the proper consummation of the transaction contemplated by this Agreement; provided, however, that no such additional document shall expand any obligation, covenant, representation or warranty of such party or result in any new or additional obligation, covenant, representation or warranty of such party under this Agreement beyond those expressly set forth in this Agreement.

10.4. Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 10 shall hereinafter be referred to as “Closing Documents”.

10.5. Possession.  Upon Closing, Seller shall deliver to Buyer sole possession of the Property, subject to the rights of tenants in possession (as residential tenants only) under the Leases and subject to the Permitted Encumbrances.

11. COSTS.

Seller shall pay the cost of preparation of Seller’s Closing Documents and the costs of any endorsements to the Title Policy (as hereinafter defined) to the extent that such endorsements are necessary to cure any Objections that Seller has elected or is required to cure.  Buyer shall pay the cost of any endorsements to the Title Policy except as provided in the previous sentence (and loan policy, if applicable), the cost of preparation of Buyer’s Closing Documents, the cost of any updated survey, if desired, and any costs relating to any financing obtained by Buyer.  Seller and Buyer shall each pay one-half (1/2) of (i) the cost of the Title Commitment and any updates thereto, (ii) all real estate transfer taxes and documentary stamps, (iii) the cost of a standard ALTA Owner’s Policy of Title Insurance (the “Title Policy”), (iv) Escrow Holder’s escrow fee (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services), (v) recording fees for the Deed, and (vi) other closing costs.  Each party shall pay its own attorney’s fees.

12. CASUALTY OR CONDEMNATION.

If, before the Closing Date, (i) the improvements on the Real Property are materially damaged by any casualty, as reasonably determined by Buyer, or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of

25

the Property, Seller shall promptly notify Buyer.  If the Property or any part thereof shall be (a) condemned such that either (1) damages are in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (as determined by an independent MAI certified appraiser selected by Seller) or (2) such condemnation affects access to, or parking at, the Property, results in the Property being “non-conforming” for zoning purposes, or otherwise has a materially adverse effect on the use Property, or, (2) destroyed or damaged by fire or other casualty the repair of which would cost in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (as determined by the independent insurance adjuster designated by Seller’s insurance company), Buyer shall have the right, by giving notice to Seller within fifteen (15) days after Seller gives written notice of the casualty or condemnation to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate and the Deposit shall be returned to Buyer.  If, before the Closing Date, (a) the improvements on the Real Property are damaged by any casualty, but damages are less than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), (b) proceedings are commenced for the taking by exercise of the power of eminent domain and such damages are less than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) and do not have the effects described in subsection (a)(ii) of the preceding sentence, or (c) Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, one of the following shall occur, as applicable: (1) in the event of a casualty, Buyer shall receive (w) a credit against the cash balance of the Purchase Price payable at Closing to the extent of payments received by or on behalf of Seller prior to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (to the extent that such payments have not been reasonably expended in connection with the repair of any such casualty and do not exceed $25,000 in the aggregate unless otherwise agreed by Buyer), (x) an assignment of Seller's rights to any payments which may be payable subsequent to the Closing Date under any applicable insurance policy or policies in effect with respect to the Property (or, if Seller’s insurer does not permit such policy and/or payments to be assigned to Buyer, a credit for such amounts), (y) an assignment of Seller's rights to payments with respect to rents due subsequent to the Closing Date under any rental insurance policy or policies with respect to the Property (or, if Seller’s insurer does not permit such policy and/or payments to be assigned to Buyer, a credit for such amounts), and (z) a credit against the cash balance of the Purchase Price payable at the Closing in an amount equal to the aggregate amount of the deductibles with respect to all such insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such casualty; or (2) the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer.  Seller shall give notice to Buyer immediately after the occurrence of any damage to the improvements on the Real Property by any casualty or the commencement of any eminent domain proceedings.  Buyer shall have a period of fifteen (15) days after Seller has given the notice to Buyer required by this Section 12 to make the determination as to whether to terminate this Agreement.  If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 12 and the period of fifteen (15) days described in this Section 12 has expired.

13. ATTORNEYS’ FEES.

In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs.

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14. ASSIGNMENT.

Buyer may not assign Buyer's rights and obligations under this Agreement (which shall include its rights in and to the Deposit) to a third party (“Assignee”) without Seller’s prior written consent.  Notwithstanding the foregoing to the contrary, Buyer shall have the one-time right to transfer all of its rights under this Agreement to an Assignee without Seller’s prior consent (but with notice to Seller of such assignment) so long as Buyer or an affiliate of Buyer controls, or is under control with, such Assignee entity.  Any permitted assignment shall be on the further condition that the Assignee expressly assumes the obligations of Buyer hereunder in a written agreement.  Buyer shall promptly provide Seller with a copy of any such written assignment.  Any attempt to assign the Agreement other than in accordance with this Section 14 shall be null and void and considered a default hereunder.  Notwithstanding any such permitted assignment, Buyer shall remain liable for the performance of its obligations hereunder to the extent of any default of Assignee thereof.  Subject to the foregoing provisions of this Section 14, this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors, and assigns.  This Agreement is for the sole benefit of Seller and Buyer (including a permitted Assignee), and no third party (including, without limitation, subsequent owners of the Property) is intended to be a beneficiary of or have the right to enforce this Agreement.  Seller may not assign this Agreement.

15. WAIVER.

No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained.  No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.

16. GOVERNING LAW; TIME.

This Agreement shall be construed under the laws of the State in which the Real Property is located (without regard to the principles thereof governing conflicts of laws).  All periods of time referred to in this Agreement shall include all business and non-business days unless such period of time specifies business days; provided, however, that if the date or last date to perform any act or give a notice with respect to the Agreement shall fall on a day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day.

17. NOTICES.

All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by electronic mail (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

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[FOR OVERNIGHT DELIVERY] latema@commonwealthdevelopmentgroup.com (931) 486-1200 bo.campbell@wallerlaw.com
To Seller:

Villages at Spring Hill, L.P.

c/o GO-Tenn, Inc.

200 Kedron Parkway [FOR OVERNIGHT DELIVERY]

Box 9, SH [FOR U.S. MAIL]

Spring Hill, TN  37174-0009

Attn:  Larry Atema

Email:  latema@commonwealthdevelopmentgroup.com

Telephone No:  (931) 486-1200

With Copy To:

Waller Lansden Dortch & Davis, LLP

Nashville City Center

511 Union Street, Suite 2700

Nashville, Tennessee 37219-8966

Attn: Robert R. Campbell, Jr.

E-mail: bo.campbell@wallerlaw.com

Telephone No.: (615) 850-8469

To Buyer:	Steadfast Asset Holdings, Inc. 18100 Von Karman Ave., Suite 500 Irvine, CA 92612 Attn: Ana Marie del Rio, Esq. E-mail: adelrio@steadfastcompanies.com Telephone No.: (949) 852-0700

With Copy To:

Steadfast Companies

105 Oronoco Street, Suite 312

Alexandria, VA  22314

Attn:  Ginger Davis, Assoc. General Counsel

E-mail: gdavis@SteadfastCompanies.com
Telephone No:(949) 825-6704

and

Garrett DeFrenza Stiepel Ryder LLP

3200 Bristol Street, Suite 850

Costa Mesa, CA  92626

Attn:  Marcello F. DeFrenza, Esq.

Telephone No: (714) 384-4300

Email:  mdefrenza@gdsrlaw.com

18. ENTIRE AGREEMENT.

This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

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19. COUNTERPARTS; COPIES.

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.  Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

20. AUTHORITY.

The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.

21. RECORD ACCESS AND RETENTION.

Seller shall promptly provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the two (2) immediately preceding calendar years (provided, however, that other than fees paid or payable to Seller, a Seller affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to the Seller).  Buyer shall be responsible for all out-of-pocket costs associated with this audit.  Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit.  In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing.  Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority.  Seller’s obligation to maintain its records for use under this Section 21 shall be an on-going condition to Buyer’s obligation to Close Escrow, and Seller shall maintain its records for use under this Section 21 for a period of not less than two (2) years after the Closing Date.  If Seller fails to make available to Buyer records or other information as required pursuant to this Section above within five  (5)  Business Days after Buyer’s request for the same, the Due Diligence Period shall be extended one (1) day for each day such records or other information is not made available to Buyer.  If the Due Diligence Period is extended by virtue of the foregoing such that the Closing Date will occur less than ten (10) days after the expiration of the extended Due Diligence Period, the Closing Date shall be automatically extended to the date that is ten (10) days after the expiration of such extended Due Diligence Period; provided, however, that Buyer shall have the option, in its sole and absolute discretion, to require that the Close of Escrow occur earlier than such extended Closing Date by giving written notice thereof to Seller and Escrow Holder.  The provisions of this Section shall survive Closing.

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22. CONTRACT CONSIDERATION.

The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer’s obligation to deliver the Independent Contract Consideration (as hereinafter defined) to Escrow Holder, constitute sufficient consideration for the other party’s execution, delivery and performance of this Agreement in accordance with its terms, including without limitation, Buyer’s exclusive right to inspect and purchase the Property pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.    Buyer shall deliver to Escrow Holder, in addition to and together with Buyer’s delivery to Escrow Holder of the Initial Deposit, the sum of ONE HUNDRED AND 00/100 DOLLARS ($100.00) (“Independent Contract Consideration”).  Escrow Holder shall release and deliver the Independent Contract Consideration to Seller immediately following receipt from Buyer without the need for further instruction from any party.  The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non‑refundable, is fully earned, and shall be retained by Seller notwithstanding any other provision of this Agreement.

23. JURY TRIAL WAIVER.

EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

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24. COUNSEL.  EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH PARTY HAS BEEN AFFORDED THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL OF ITS CHOICE IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT AND HAS HAD AMPLE OPPORTUNITY TO READ, REVIEW, AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT.

25. EQUAL PARTICIPATION.  SELLER AND BUYER HAVE PARTICIPATED EQUALLY IN THE PREPARATION OF THIS AGREEMENT, AND, THEREFORE, THIS AGREEMENT AND EACH PROVISION HEREOF SHALL NOT BE CONSTRUED IN FAVOR OF OR AGAINST ANY PARTY TO THIS AGREEMENT BY REASON OF ONE PARTY’S BEING DEEMED TO PREPARED THIS AGREEMENT OR IMPOSED SUCH PROVISION.

26. CONFIDENTIALITY.

Prior to the Closing, the parties shall use commercially reasonable efforts to ensure that no disclosure of information not already in the public domain occurs regarding this transaction or the “Information” (as defined below); provided, however, such disclosures may be made (a) to the parties’ respective members, consultants, contractors, engineers, partners, investors, employees, agents, representatives, brokers, advisors and attorneys (individually, a “Representative” and, collectively, “Representatives”), provided each Representative shall be instructed to maintain the confidentiality of the Information, or (b) as required by applicable law.  As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, the terms of sale, the contractual terms set forth in this Agreement, all Leases and Contracts furnished to, or otherwise made available for review by, Buyer or Buyer’s Representatives, or by Seller or Seller’s Representatives, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Buyer or Buyer's Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), or otherwise reflecting their review or investigation of the Property.    Notwithstanding anything herein to the contrary, Seller hereby acknowledges and agrees that Buyer and its Representatives may communicate with any governmental authority or quasi-governmental authority for the sole purpose of gathering information in connection with the Property or Seller, or the transaction contemplated by this Agreement; provided however that neither Buyer nor Buyer’s Representatives shall request that any governmental authority (including any police or fire departments) inspect the Property.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

SELLER:

VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership

By:	GO-Tenn, Inc., a Tennessee corporation,
its general partner

	By:	/s/ Larry A. Atema
Larry A. Atema,
Assistant Secretary

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Its:	Vice President

11679284.1

THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF APRIL 9, 2014, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Jodean King
Escrow Officer

EXHIBIT “A”

EXHIBIT “A”

Description of Real Property

LOCATED IN THE THIRD (3RD) CIVIL DISTRICT OF MAURY COUNTY, TENNESSEE, BEING LOT NO. 57 OF SPRING HILL TOWN CENTER, AS SHOWN ON PLAT OF RECORD IN PLAT BOOK 7, PAGES 398-400, AS REVISED IN PLAT BOOK 8, PAGES 282-284, REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED, AS FOLLOWS, TO-WIT:

BEGINNING AT A POINT ON THE SOUTHERN MARGIN OF BEECHCROFT ROAD, SAID POINT BEING N 89° 02' 36" E, 511.84 FEET FROM THE INTERSECTION OF TOWN CENTER PARKWAY AND BEECHCROFT ROAD;

THENCE, FROM POINT OF BEGINNING WITH THE SOUTHERN MARGIN OF BEECHCROFT ROAD, N 89° 02' 36" E, 100.00 FEET TO A POINT;

THENCE, LEAVING SAID ROAD WITH THE WESTERN BOUNDARY OF A PARCEL CONVEYED TO ALEXANDER KOGEN, OF RECORD IN BOOK 391, PAGE 85, S 00° 49' 13" E, 165.43 FEET TO A POINT;

THENCE, WITH THE SOUTHERN BOUNDARY OF SAID KOGEN PROPERTY AND THE SOUTHERN BOUNDARY OF A PARCEL CONVEYED TO RANDAL BIGGERS OF RECORD IN BOOK 747, PAGE 778, AND A PARCEL CONVEYED TO JAMES PIPKINS OF RECORD IN BOOK 377, PAGE 66, R.O.M.C., N 89° 16' 51" E, 230.32 FEET TO A POINT;

THENCE, WITH THE SOUTHERN BOUNDARY OF SAID PIPKINS PARCEL, S 88° 50' 56" E, 98.45 FEET TO A POINT;

THENCE, WITH SAID SOUTHERN BOUNDARY OF PIPKINS AND THE SOUTHERN BOUNDARY OF A PARCEL CONVEYED TO DON GRAY OF RECORD IN BOOK 825, PAGE 22, R.O.M.C., N 89° 15' 44" E, 109.06 FEET TO A POINT;

THENCE, N 83° 08' 39" E, 50.10 FEET TO A POINT;

THENCE, WITH THE WESTERN BOUNDARY OF A PARCEL CONVEYED TO THE CITY OF SPRING HILL OF RECORD IN BOOK 743, PAGE 623, R.O.M.C., S 16° 30' 46" E, 179.85 FEET TO A POINT;

THENCE, S 74° 08' 49", E, 162.42 FEET TO A POINT, SAID POINT BEING A POINT ON THE WESTERN BOUNDARY OF A PARCEL CONVEYED TO MAURY COUNTY BOARD OF EDUCATION OF RECORD IN BOOK 745, PAGE 268, R.O.M.C.;

THENCE, WITH SAID COUNTY PROPERTY, S 14° 25' 53" E, 299.41 FEET TO A POINT;

EXHIBIT “A”

THENCE, S 63° 03' 41" E, 313.00 FEET TO A POINT;

THENCE, N 53° 16' 44" E, 258.00 FEET TO A POINT:

THENCE, S 15° 59' 04" E, 173.51 FEET TO A POINT;

THENCE, S 03° 14' 34" W, 342.90 FEET TO A POINT, SAID POINT BEING ON THE NORTHERN BOUNDARY OF LOT 61 OF SPRING HILL TOWN CENTER SUBDIVISION OF RECORD IN PLAT BOOK 8, PAGE 282, R.O.M.C.;

THENCE, WITH THE COMMON LINE BETWEEN SAID LOTS 61 AND 57, S 73° 44' 13" W, 110.34 FEET TO A POINT;

THENCE, N 69° 57' 21" W, 301.50 FEET TO A POINT, SAID POINT BEING A POINT ON A MANHOLE COVER;

THENCE, N 53° 30' 53" W, 90.00 FEET TO A POINT, SAID POINT BEING THE NORTHWESTERN CORNER OF LOT 60 OF SAID SPRING HILL TOWN CENTER;

THENCE, WITH THE WESTERN MARGIN OF SAID LOT 60 WITH A CURVE TO THE RIGHT 109.38 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 20° 39' 05", A RADIUS OF 303.46 FEET, A TANGENT OF 55.29 FEET, AND A CHORD OF S 38° 07' 52" W, 109.34 FEET;

THENCE, S 57° 08' 13" W, 22.64 FEET TO A POINT;

THENCE, WITH A CURVE TO THE LEFT 111.37 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 38° 00' 41", A RADIUS OF 167.87 FEET, A TANGENT OF 57.82 FEET, AND A CHORD OF S 38° 07' 52" W, 109.34 FEET;

THENCE, WITH A CURVE TO THE RIGHT 40.78 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 93° 27' 34", A RADIUS OF 25.00 FEET, A TANGENT OF 20.56 FEET, AND A CHORD OF S 27° 36' 15" E, 36.41 FEET, SAID POINT BEING ON THE NORTHERN MARGIN OF KEDRON ROAD;

THENCE, WITH THE NORTH MARGIN OF KEDRON ROAD, WITH A CURVE TO THE LEFT, 119.45 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 09° 55' 07", A RADIUS OF 690.00 FEET, A TANGENT OF 59.87 FEET, AND A CHORD OF N 79° 17' 35" W, 119.30 FEET;

THENCE, WITH SAID ROAD N 84° 15' 08" W, 7.19 FEET TO A POINT, SAID POINT BEING A COMMON FRONT CORNER BETWEEN LOTS 49 AND 57;

THENCE, WITH THE COMMON LINE BETWEEN SAID LOTS, WITH A CURVE TO THE LEFT, 35.25 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 80° 46' 32", A RADIUS OF 25.00 FEET, A TANGENT OF 21.27 FEET, AND A CHORD OF N 55°

EXHIBIT “A”

21' 36" E, 32.40 FEET;

THENCE, CONTINUING WITH SAID COMMON LINE BETWEEN LOTS 57 AND 49 WITH A CURVE TO THE RIGHT 182.41 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 42° 09' 52", A RADIUS OF 247.87 FEET, A TANGENT OF 95.56 FEET, AND A CHORD OF N 36° 03' 16" E, 178.32 FEET;

THENCE, N 57° 08' 13" E, 22.64 FEET TO A POINT;

THENCE, WITH A CURVE TO THE RIGHT, 11.00 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 02° 49' 15", A RADIUS OF 223.45 FEET, A TANGENT OF 5.50 FEET, AND A CHORD OF N 55° 43' 35" E, 11.00 FEET;

THENCE, N 04° 23' 29" E, 32.55 FEET TO A POINT, SAID POINT BEING A COMMON CORNER BETWEEN LOTS 49 AND 57;

THENCE, WITH THE COMMON LINE BETWEEN SAID LOTS, N 53° 27' 33" W, 290.00 FEET TO A POINT;

THENCE, N 75° 04' 01" W, 170.00 FEET TO A POINT;

THENCE, S 83° 38' 45" W, 200.61 FEET TO A POINT;

THENCE, N 43° 31' 24" W, 270.00 FEET TO A POINT;

THENCE, S 89° 54' 52" W, 114.91 FEET TO A POINT, SAID POINT BEING A COMMON CORNER BETWEEN LOTS 49 AND 57 AND ALSO A POINT ON THE EASTERN MARGIN OF LOT 47;

THENCE, WITH SAID COMMON LINE N 00° 05' 08" W, 262.41 FEET TO A POINT, SAID POINT BEING ON THE SOUTHERN MARGIN OF LOT 46;

THENCE, WITH SAID LOT 46, N 89° 47' 38" E, 90.28 FEET TO A POINT, SAID POINT BEING THE SOUTHEAST CORNER OF LOT 46;

THENCE, WITH THE EASTERN MARGIN OF LOT 46, N 00° 57' 24" W, 348.99 FEET TO THE POINT OF BEGINNING.

INCLUDED IN THE ABOVE DESCRIBED TRACT OF LAND BUT SPECIFICALLY EXCLUDED THEREFROM IS THAT CERTAIN TRACT OR PARCEL OF LAND CONVEYED TO THE TOWN OF SPRING HILL BY DEED OF RECORD IN BOOK 1463, PAGE 831, REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO-WIT:

BEING LAND IN THE THIRD CIVIL DISTRICT, SPRING HILL, MAURY COUNTY, TENNESSEE, LOCATED GENERALLY SOUTH OF BEECHCROFT ROAD, NORTH OF

EXHIBIT “A”

HIGHWAY 31 (MAIN STREET) BETWEEN MAURY HILL DRIVE AND KEDRON PARKWAY AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND AT THE NORTHEAST CORNER OF LOT 61, SPRING HILL, TOWN CENTER, AS OF RECORD IN PLAT BOOK 8, PAGE 283, R.O.M.C., SAID PIN BEING IN THE WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION, AS OF RECORD IN DEED BOOK 665, PAGE 230, R.O.M.C.;

THENCE, LEAVING SAID WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION WITH THE NORTHERLY PROPERTY LINE OF SAID LOT 61, S 73 DEG. 44 MIN. 13 SEC. W, 11.96 FEET TO THE TOP OF CREEK BANK;

THENCE, GENERALLY FOLLOWING THE TOP OF CREEK BANK THE FOLLOWING FOUR CALLS:

N 21 DEG. 25 MIN. 00 SEC. W, 8.12 FEET TO A POINT;

N 00 DEG. 25 MIN. 54 SEC. W, 170.08 FEET TO A POINT;

N 27 DEG. 25 MIN. 57 SEC. W, 93.36 FEET TO A POINT;

N 23 DEG. 43 MIN. 58 SEC. E, 72.21 FEET TO A POINT;

THENCE, LEAVING SAID TOP OF BANK, N 68 DEG. 44 MIN. 14 SEC. E, 52.65 FEET TO AN IRON PIN FOUND IN THE WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION, AS OF RECORD IN DEED BOOK 665, PAGE 230, R.O.M.C.;

THENCE WITH THE WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION, S 03 DEG. 14 MIN. 34 SEC. W, 342.90 FEET TO THE POINT OF BEGINNING.

BEING PART OF THE SAME PROPERTY CONVEYED TO VILLAGES AT SPRING HILL, L.P., BY SPECIAL WARRANTY DEED OF RECORD IN BOOK 1214, PAGE 975, IN THE REGISTER'S OFFICE, MAURY COUNTY, TENNESSEE.

EXHIBIT “A”

EXHIBIT “B”

Personal Property Description

[Attached]

[INTENTIONALLY OMITTED]

11679284.1

EXHIBIT “B”

EXHIBIT “C”

Due Diligence Documents

For any items that are not in the possession or control of, or are reasonably available, to Owner, please indicate with “Not available to Owner”, and for any that are not applicable to the Property, please indicate “Not applicable to Property”

	CONSTRUCTION / REHABILITATION	Delivered (Date)	Not applicable to Property	Not available to Owner
1	Plans & Specifications: Site plan and most current civil, landscape, architectural, structural mechanical, electrical and fire protection plans, including elevations
2	Construction contracts, if any, including for all work completed in past 3 years
3	Current capital improvements with schedule (past 3 years) and Capital expenditure budget for next 3 years
4	Detailed unit-by-unit list of upgraded vs. non-upgraded units (if applicable)
5	Warranties in effect, if any (construction, roof, mechanical equipment, etc.)
6

Copies of all licenses, permits, and governmental approvals,  including business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates)

7	Certificate(s) of Occupancy for all buildings
8	List and description of tenant or common area work in progress, if any
9	Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code,
10	Maintenance records/work orders, including water intrusion log, for past 12 months

11679284.1

EXHIBIT “D”

11	Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment or hazardous materials
FINANCIAL
1	Monthly operating statements, YTD & 3-year historical (cash flow and income statements, balance sheets)
2	Year-end financial statements: Trailing-12 and audited statements, past 3 years
3	Operating budget, current year and/or next available
4	Property tax bills and Assessment notices, current and past 3 years, with proof of payment (including special assessments or districts and all documentation concerning appeals)
5	Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year
6	List of utilities paid by Owner/Residents and list of account numbers
7	List of meters and required deposits (if any / typically for gas, electric, water, phone)
8	Security deposit/resident ledgers, current
9	Name and version of accounting software
10	Tax returns, past 3 years - For company purchases only
11	Loan documents (full closing binder) - For loan assumptions only
12	REIT Property Services Questionnaire (form for completion to be provided)
13	General Ledger, prior year, most recent quarter-end and YTD (in Excel format)
14	Trial Balance, prior year, most recent quarter-end and YTD (in Excel format)
15	Bank Statements and Reconciliations, prior year, most recent quarter-end and YTD (monthly)

EXHIBIT “D”

16	Cash Disbursement Journal, prior year, most recent quarter-end and YTD
17	Check Register, prior year, most recent quarter-end and YTD
18	Accounts Payable Aging Detail, prior year, most recent quarter-end and YTD
19	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection
20	Rent and expense selections, prior year, most recent quarter-end and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received for #13-17 above)
21

Payroll selections, prior year, most recent quarter-end and YTD (2-months of selections with detailed support to be made by Buyer’s independent REIT 3-14 auditors; detailed support to be requested may include inputs, timecards, reimbursement calculations, agreements or contracts as necessary, to support and recalculate the payroll amounts shown in the financial statements)

MANAGEMENT/LEASING/OPERATIONS
1

Monthly rent rolls, prior year and YTD, in Excel (with all lease charges broken out, to include unit square footage, monthly rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Buyer may require)

2	Market rent survey (comparison of subject w/other properties)
3	Occupancy history, monthly for past 3 years and current YTD
4

Current leases for all tenants with all available tenant correspondence files (including amendments/letters/agreements/default notices given or received) and all historical litigation pleadings, if any

5

Current or former lease selections, as the case may be, with copies of back-up for rents received (for both resident and any housing authority portion paid, as applicable), prior year and YTD (25 selections to be made by Buyer’s independent REIT 3-14 auditors)

6	Current form of lease with all addenda
7	List of leases under negotiation or currently out for signature

EXHIBIT “D”

8	Current tenant contact sheet (name, address, phone number)
9	Current staff list (names, titles, hire dates, salary, unit info, hours per week, list of benefits, commissions offered, if any)
10	Job descriptions for staff positions
11	Worker’s Comp insurance loss run history, including Experience Modification Rate (YTD & past 3 yrs)
12	OSHA 300 Log (most recent 3 years)
13	Inventory of personal property on site, including items such as furniture, supplies, appliances
14	Property brochure
15	List of all active vendors utilized at the property (name, function, contact information)
16	Copies of all operating and management service contracts, including but not limited to:
a. Advertising (including any apt. locator services & pay-per-lease agreements)
b. Alarm monitoring (including any firm alarm & security cameras)
c. Cable/TV (including any revenue sharing programs); if none, please indicate so in writing
d. Elevator
e. Equipment leases (such as copier, postage machines, key control systems)
f. Fire extinguisher (including any fire sprinkler systems)
g. Furniture rental
h. HVAC
i. Internet (including any leased equipment such as modems and firewalls
j. Janitorial services (including any uniform cleaning services)

EXHIBIT “D”

k. Landscaping (including any pond/lake maintenance and snow removal)
l. Laundry
m. Pest control (including any termite contracts)
n. Phone (landlines, cell phones, pagers, answering service)
o. Pool (maintenance, emergency phone, etc.)
p. Property management agreement; indicate whether entity is related party for disclosure purposes
q. Security (including any on-site courtesy officer arrangements)
r. Trash (including recycling programs); Also a copy of the most recent invoice
s. Revenue Sharing (such as vending machines, pay phones)
t. Collection Recovery
u. Credit/application verification
v. Training programs (including any safety training materials and/or Safety Plan)
w. Software (including any property management software such as OneSite, Yardi, etc.)
x. Common Area Services (such as office cleaning, dog waste removal, etc.)
y. Utility Billing by Third Party
z. Gate/Access Systems (including software for programming access cards/remotes)
aa. Towing/Parking Services
bb. Website Domain (including any website hosting)
cc. Boiler Maintenance and Water Treatment
PHYSICAL ITEMS

EXHIBIT “D”

1	Property information, including number of pools, spas, dumpsters (with size), buildings, storage units, laundry rooms
2	Marketing photos, including aerial photos if available
3	Parking: indicate carport, garages, or open spaces and how many of each
4	Unit floor plans with sq. footage
5	List of model units, if any (apt. #, bedrooms, rent loss)
6	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
7	Current insurance certificates: Evidence of Commercial Property Insurance and Certificate of Insurance
8	Insurance loss run history, past 3 years and YTD (property & general liability)
9	Copies of insurance policies, past 3 years
10	All existing third party reports, including, but not limited to:
a. Certified, as-built ALTA Survey
b. Appraisal (if dated w/n 24 months)
c. Asbestos
d. Lead-Based Paint Report
e. Engineering study or inspection (structural or otherwise)
f. Mold
g. Phase I Environmental
h. Physical Needs Assessment
i. Operations & Maintenance (O&M) Plans, if any
j. Radon
k. Soils/Geotechnical
l. Termite

EXHIBIT “D”

m. Fire/Life Safety Inspection Report (current)
TITLE AND AGREEMENTS
1	Title Insurance Commitment and all recorded documents referenced therein
2	Zoning: any reports, compliance letters, maps, ordinances, amendments, CC&R’s, special use permits, etc.
3	Pending litigation summary and copies of all pleadings, if applicable
4	Governmental Agreements: Any city or county development agreements, bonds, tax increment financing agreements, municipal utility agreements, etc.
5	Condo / Association documents, if applicable (articles of incorporation, bylaws, CC&R’s, Declaration of Horizontal Regime, budgets, material notices, rules and regulations, etc.)
6	Development Agreements: Any development agreements or restrictions with any private party
7	Access Agreements: Any agreements for shared roadways, driveways or other access
8	Amenities Agreements: Any reciprocal easement agreements or shared used agreements for any amenities
9	Other Agreements: Any agreements that will be binding on the property after closing or that provide any material benefit to or obligation on the property

EXHIBIT “D”

EXHIBIT “D”

Form of Deed

FROM:Villages at Spring Hill, L.P., a Tennessee limited partnership

TO:____________________________, a ___________________________________

______________________________________________________________________________

Address New Owner as follows:Send Tax Bills to:Map-Parcel Number:

______________________________

______________________________

______________________________

______________________________

______________________________

______________________________________________________________________________

THIS INSTRUMENT PREPARED BY: Waller Lansden Dortch & Davis, LLP, Nashville City Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219-8966

______________________________________________________________________________

STATE OF_____________)

COUNTY OF _____________)

The actual consideration or value, whichever is greater, for this transfer is Fourteen Million Two Hundred Thousand and No/100 Dollars ($14,200,000.00).

Affiant

Subscribed and sworn to before me, this the _____ day of ______________, 2014.

Notary Public

My Comm. Expires:______________

EXHIBIT “D”

______________________________________________________________________________

SPECIAL WARRANTY DEED

FOR AND IN CONSIDERATION OF the sum of Ten Dollars, cash in hand paid by the hereinafter named GRANTEE, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership, hereinafter called "GRANTOR", has bargained and sold, and by these presents does transfer and convey unto _______________________________, a _______________________,  hereinafter called "GRANTEE", its successors and assigns, a certain tract or parcel of land in Maury County, State of Tennessee, described as follows, to wit (the “Property”):

LOCATED IN THE THIRD (3RD) CIVIL DISTRICT OF MAURY COUNTY, TENNESSEE, BEING LOT NO. 57 OF SPRING HILL TOWN CENTER, AS SHOWN ON PLAT OF RECORD IN PLAT BOOK 7, PAGES 398-400, AS REVISED IN PLAT BOOK 8, PAGES 282-284, REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED, AS FOLLOWS, TO-WIT:

BEGINNING AT A POINT ON THE SOUTHERN MARGIN OF BEECHCROFT ROAD, SAID POINT BEING N 89° 02' 36" E, 511.84 FEET FROM THE INTERSECTION OF TOWN CENTER PARKWAY AND BEECHCROFT ROAD;

THENCE, FROM POINT OF BEGINNING WITH THE SOUTHERN MARGIN OF BEECHCROFT ROAD, N 89° 02' 36" E, 100.00 FEET TO A POINT;

THENCE, LEAVING SAID ROAD WITH THE WESTERN BOUNDARY OF A PARCEL CONVEYED TO ALEXANDER KOGEN, OF RECORD IN BOOK 391, PAGE 85, S 00° 49' 13" E, 165.43 FEET TO A POINT;

THENCE, WITH THE SOUTHERN BOUNDARY OF SAID KOGEN PROPERTY AND THE SOUTHERN BOUNDARY OF A PARCEL CONVEYED TO RANDAL BIGGERS OF RECORD IN BOOK 747, PAGE 778, AND A PARCEL CONVEYED TO JAMES PIPKINS OF RECORD IN BOOK 377, PAGE 66, R.O.M.C., N 89° 16' 51" E, 230.32 FEET TO A POINT;

THENCE, WITH THE SOUTHERN BOUNDARY OF SAID PIPKINS PARCEL, S 88° 50' 56" E, 98.45 FEET TO A POINT;

THENCE, WITH SAID SOUTHERN BOUNDARY OF PIPKINS AND THE SOUTHERN BOUNDARY OF A PARCEL CONVEYED TO

EXHIBIT “D”

DON GRAY OF RECORD IN BOOK 825, PAGE 22, R.O.M.C., N 89° 15' 44" E, 109.06 FEET TO A POINT;

THENCE, N 83° 08' 39" E, 50.10 FEET TO A POINT;

THENCE, WITH THE WESTERN BOUNDARY OF A PARCEL CONVEYED TO THE CITY OF SPRING HILL OF RECORD IN BOOK 743, PAGE 623, R.O.M.C., S 16° 30' 46" E, 179.85 FEET TO A POINT;

THENCE, S 74° 08' 49", E, 162.42 FEET TO A POINT, SAID POINT BEING A POINT ON THE WESTERN BOUNDARY OF A PARCEL CONVEYED TO MAURY COUNTY BOARD OF EDUCATION OF RECORD IN BOOK 745, PAGE 268, R.O.M.C.;

THENCE, WITH SAID COUNTY PROPERTY, S 14° 25' 53" E, 299.41 FEET TO A POINT;

THENCE, S 63° 03' 41" E, 313.00 FEET TO A POINT;

THENCE, N 53° 16' 44" E, 258.00 FEET TO A POINT:

THENCE, S 15° 59' 04" E, 173.51 FEET TO A POINT;

THENCE, S 03° 14' 34" W, 342.90 FEET TO A POINT, SAID POINT BEING ON THE NORTHERN BOUNDARY OF LOT 61 OF SPRING HILL TOWN CENTER SUBDIVISION OF RECORD IN PLAT BOOK 8, PAGE 282, R.O.M.C.;

THENCE, WITH THE COMMON LINE BETWEEN SAID LOTS 61 AND 57, S 73° 44' 13" W, 110.34 FEET TO A POINT;

THENCE, N 69° 57' 21" W, 301.50 FEET TO A POINT, SAID POINT BEING A POINT ON A MANHOLE COVER;

THENCE, N 53° 30' 53" W, 90.00 FEET TO A POINT, SAID POINT BEING THE NORTHWESTERN CORNER OF LOT 60 OF SAID SPRING HILL TOWN CENTER;

THENCE, WITH THE WESTERN MARGIN OF SAID LOT 60 WITH A CURVE TO THE RIGHT 109.38 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 20° 39' 05", A RADIUS OF 303.46 FEET, A TANGENT OF 55.29 FEET, AND A CHORD OF S 38° 07' 52" W, 109.34 FEET;

THENCE, S 57° 08' 13" W, 22.64 FEET TO A POINT;

THENCE, WITH A CURVE TO THE LEFT 111.37 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 38° 00' 41", A RADIUS OF 167.87 FEET, A TANGENT OF 57.82 FEET, AND A CHORD OF S 38° 07' 52" W, 109.34 FEET;

EXHIBIT “D”

THENCE, WITH A CURVE TO THE RIGHT 40.78 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 93° 27' 34", A RADIUS OF 25.00 FEET, A TANGENT OF 20.56 FEET, AND A CHORD OF S 27° 36' 15" E, 36.41 FEET, SAID POINT BEING ON THE NORTHERN MARGIN OF KEDRON ROAD;

THENCE, WITH THE NORTH MARGIN OF KEDRON ROAD, WITH A CURVE TO THE LEFT, 119.45 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 09° 55' 07", A RADIUS OF 690.00 FEET, A TANGENT OF 59.87 FEET, AND A CHORD OF N 79° 17' 35" W, 119.30 FEET;

THENCE, WITH SAID ROAD N 84° 15' 08" W, 7.19 FEET TO A POINT, SAID POINT BEING A COMMON FRONT CORNER BETWEEN LOTS 49 AND 57;

THENCE, WITH THE COMMON LINE BETWEEN SAID LOTS, WITH A CURVE TO THE LEFT, 35.25 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 80° 46' 32", A RADIUS OF 25.00 FEET, A TANGENT OF 21.27 FEET, AND A CHORD OF N 55° 21' 36" E, 32.40 FEET;

THENCE, CONTINUING WITH SAID COMMON LINE BETWEEN LOTS 57 AND 49 WITH A CURVE TO THE RIGHT 182.41 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 42° 09' 52", A RADIUS OF 247.87 FEET, A TANGENT OF 95.56 FEET, AND A CHORD OF N 36° 03' 16" E, 178.32 FEET;

THENCE, N 57° 08' 13" E, 22.64 FEET TO A POINT;

THENCE, WITH A CURVE TO THE RIGHT, 11.00 FEET TO A POINT, SAID CURVE HAVING A CENTRAL ANGLE OF 02° 49' 15", A RADIUS OF 223.45 FEET, A TANGENT OF 5.50 FEET, AND A CHORD OF N 55° 43' 35" E, 11.00 FEET;

THENCE, N 04° 23' 29" E, 32.55 FEET TO A POINT, SAID POINT BEING A COMMON CORNER BETWEEN LOTS 49 AND 57;

THENCE, WITH THE COMMON LINE BETWEEN SAID LOTS, N 53° 27' 33" W, 290.00 FEET TO A POINT;

THENCE, N 75° 04' 01" W, 170.00 FEET TO A POINT;

THENCE, S 83° 38' 45" W, 200.61 FEET TO A POINT;

THENCE, N 43° 31' 24" W, 270.00 FEET TO A POINT;

THENCE, S 89° 54' 52" W, 114.91 FEET TO A POINT, SAID POINT BEING A COMMON CORNER BETWEEN LOTS 49 AND 57 AND ALSO A POINT ON THE EASTERN MARGIN OF LOT 47;

EXHIBIT “D”

THENCE, WITH SAID COMMON LINE N 00° 05' 08" W, 262.41 FEET TO A POINT, SAID POINT BEING ON THE SOUTHERN MARGIN OF LOT 46;

THENCE, WITH SAID LOT 46, N 89° 47' 38" E, 90.28 FEET TO A POINT, SAID POINT BEING THE SOUTHEAST CORNER OF LOT 46;

THENCE, WITH THE EASTERN MARGIN OF LOT 46, N 00° 57' 24" W, 348.99 FEET TO THE POINT OF BEGINNING.

INCLUDED IN THE ABOVE DESCRIBED TRACT OF LAND BUT SPECIFICALLY EXCLUDED THEREFROM IS THAT CERTAIN TRACT OR PARCEL OF LAND CONVEYED TO THE TOWN OF SPRING HILL BY DEED OF RECORD IN BOOK 1463, PAGE 831, REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO-WIT:

BEING LAND IN THE THIRD CIVIL DISTRICT, SPRING HILL, MAURY COUNTY, TENNESSEE, LOCATED GENERALLY SOUTH OF BEECHCROFT ROAD, NORTH OF HIGHWAY 31 (MAIN STREET) BETWEEN MAURY HILL DRIVE AND KEDRON PARKWAY AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND AT THE NORTHEAST CORNER OF LOT 61, SPRING HILL, TOWN CENTER, AS OF RECORD IN PLAT BOOK 8, PAGE 283, R.O.M.C., SAID PIN BEING IN THE WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION, AS OF RECORD IN DEED BOOK 665, PAGE 230, R.O.M.C.;

THENCE, LEAVING SAID WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION WITH THE NORTHERLY PROPERTY LINE OF SAID LOT 61, S 73 DEG. 44 MIN. 13 SEC. W, 11.96 FEET TO THE TOP OF CREEK BANK;

THENCE, GENERALLY FOLLOWING THE TOP OF CREEK BANK THE FOLLOWING FOUR CALLS:

N 21 DEG. 25 MIN. 00 SEC. W, 8.12 FEET TO A POINT;

N 00 DEG. 25 MIN. 54 SEC. W, 170.08 FEET TO A POINT;

N 27 DEG. 25 MIN. 57 SEC. W, 93.36 FEET TO A POINT;

N 23 DEG. 43 MIN. 58 SEC. E, 72.21 FEET TO A POINT;

THENCE, LEAVING SAID TOP OF BANK, N 68 DEG. 44 MIN. 14

EXHIBIT “D”

SEC. E, 52.65 FEET TO AN IRON PIN FOUND IN THE WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION, AS OF RECORD IN DEED BOOK 665, PAGE 230, R.O.M.C.;

THENCE WITH THE WESTERLY LINE OF THE MAURY COUNTY BOARD OF EDUCATION, S 03 DEG. 14 MIN. 34 SEC. W, 342.90 FEET TO THE POINT OF BEGINNING.

BEING PART OF THE SAME PROPERTY CONVEYED TO VILLAGES AT SPRING HILL, L.P., BY SPECIAL WARRANTY DEED OF RECORD IN BOOK 1214, PAGE 975, IN THE REGISTER'S OFFICE, MAURY COUNTY, TENNESSEE.

Said property is transferred subject to the limitations, restrictions, and encumbrances set forth below.

[PERMITTED ENCUMBRANCES TO BE ATTACHED PURSUANT TO SECTION 6.3]

This is improved property commonly known as 200 Kedron Parkway, Spring Hill, Tennessee 37174.

TO HAVE AND TO HOLD the said tract or parcel of land, with the appurtenances, estate, title and interest thereto belonging to the said GRANTEE, its successors and assigns, forever, and GRANTOR further covenants and binds itself, its successors and assigns to warrant specially and forever defend the title to said real estate to GRANTEE, its successors and assigns, against the lawful claims of all persons claiming through and under GRANTOR (other than claims arising out of the matters set forth above), but not further or otherwise.  Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

EXHIBIT “D”

IN WITNESS WHEREOF, Grantor has caused this Special Warranty Deed to be executed this ____ day of __________, 2014.

GRANTOR:

VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership

By:	GO-Tenn, Inc., a Tennessee corporation,
its general partner

By:
Larry A. Atema,
Assistant Secretary

STATE OF TENNESSEE)

COUNTY OF  ____________)

Before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared ________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the ________ of Villages at Spring Hill, L.P., a Tennessee limited partnership, the within named grantor, and being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the foregoing entity.

Witness my hand and seal, this the ________ day of _____________________, 2014.

NOTARY PUBLIC

EXHIBIT “D”

EXHIBIT “E”

Form of General Assignment

ASSIGNMENT AND ASSUMPTION
OF LEASES, CONTRACTS AND APPROVALS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the _____ day of __________________, 2014, by and between VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership (“Assignor”), and _________________________, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a)All right, title and interest of Assignor in and to all leases and occupancy agreements relating to the Property, including, without limitation, those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Maury, State of Tennessee, more particularly described in Exhibit B attached hereto (the “Property”), and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants; but subject to all terms, conditions, reservations and limitations set forth in the Leases.

(b)To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

(c)To the extent assignable, all right, title and interest of Assignor in and to all building permits, certificates of occupancy, and other certificates, permits, licenses and governmental approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Property, including, without limitation, those identified on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”) and any plans, specifications, studies, reports or surveys relating to the Property.

2.This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of April 7, 2014, between Assignor and Assignee’s predecessor-in-interest, steadfast ASSET HOLDINGS,

EXHIBIT “E”

inc., a California corporation, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.

3.It is specifically agreed between Assignor and Assignee that Assignor shall remain liable for the performance of the obligations to be performed by Assignor under the Leases and Contracts which were required to be performed prior to (but not from and after) the date hereof.

4.Assignee hereby assumes the covenants, agreements and obligations of Assignor as landlord or lessor under the Leases which are required to be performed from and after the date of this Assignment, and Assignee further assumes all liability of Assignor for the proper refund or return of the security deposits if, when and as required by the Leases, but only to the extent Assignee obtained a credit against the Purchase Price for such security deposit.  Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Contracts which are applicable to the period and required to be performed from and after the date of this Assignment, but not otherwise.

5.If either Assignee or Assignor, or their respective successors or assigns, file suit to enforce the obligations of the other party under this Assignment, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

6.This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment.  The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns.  Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.  No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable.  This Assignment shall be governed by the laws of the State of Tennessee.

EXHIBIT “E”

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership

By:	GO-Tenn, Inc., a Tennessee corporation,
its general partner

By:
Larry A. Atema,
Assistant Secretary

ASSIGNEE:
,
a
By:
Name:
Title:

Exhibit ALeases

Exhibit BDescription of the Property

Exhibit CContracts

EXHIBIT “E”

EXHIBIT “F”

Form of Bill of Sale

BILL OF SALE

Know all men by these presents, that VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to _________________________, a Delaware limited liability company (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as Villages at Spring Hill, located in the City of Spring Hill, County of Maury and State of Tennessee (“Property”), and more particularly described on Exhibit A attached hereto, including without limitation the tangible personal property listed on Schedule 1 attached hereto, and (ii) intangible personal property owned by Grantor in connection with or arising out of the ownership of the Property.

Grantor is selling and Grantee is purchasing the Property “AS IS WHERE IS” with all faults except as provided in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of April 7, 2014 between Grantor and Grantee’s predecessor-in-interest, steadfast ASSET HOLDINGS, inc., a California corporation.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the ____ day of ___________________, 2014.

VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership

By:	GO-Tenn, Inc., a Tennessee corporation,
its general partner

By:
Larry A. Atema,
Assistant Secretary

EXHIBITS:

A - Legal Description

SCHEDULES:

1 – Tangible Personal Property

EXHIBIT “F”

Exhibit A

Legal Description

EXHIBIT “F”

EXHIBIT “G”

Form of Non-Foreign Certificate

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform _________________________, a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1.Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.Transferor’s U.S. employer identification number is _____________; and

3.Transferor’s office address is _________________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.

Dated as of ____________________, 2014.

VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership

By:	GO-Tenn, Inc., a Tennessee corporation, its general partner

By:
Larry A. Atema,
Assistant Secretary

EXHIBIT “G”

STATE OF ___________________ )

ss.

COUNTY OF _______________ )

On _______________, before me, ______________________________, a Notary Public personally appeared ______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________

Notary Public(SEAL)

EXHIBIT “E”

EXHIBIT “H”

Form of Tenant Notice

[**DATE**]

TO:	All Valued Residents of [**COMMUNITY NAME**]

Re:Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as [**COMMUNITY NAME**], [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner.  You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**].  In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

Very truly yours,

VILLAGES AT SPRING HILL, L.P., a Tennessee limited partnership

By:
Name:
Its:

a(n)

By:
Name:

EXHIBIT “H”

Its:

11679284.1

EXHIBIT “J”

SCHEDULE 1

LEASES

[Attached]

[INTENTIONALLY OMITTED]

SCHEDULE 1

SCHEDULE 2

CONTRACTS

[Attached]

[INTENTIONALLY OMITTED]

11679284.1

SCHEDULE 2

SCHEDULE 7.1.8

LITIGATION SCHEDULE

See Attached.

[INTENTIONALLY OMITTED]

{10267532.1}